EXHIBIT 23.3

Date:   March 28, 2004
Our ref:  417145

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountans of Bay Heart Ltd, we hereby consent to the incorporation of our report included in this Form 10-K, into Ampal - American Israel Corporation’s previously filed Registration Statements file No. 333-61895 and NO. 333-55970.

Brightman Almagor & Co
Cretified Public Accountants
Member firm of Deloitte Touche Tohmatsu